Exhibit 107

Calculation of Filing Fee Tables
Form S-3ASR
(Form Type)

General Electric Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)

	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(2)	(2)

Fees to Be Paid	Equity	Common Stock	Rule 456(b) and Rule 457(r)	(2)	(2)

	Other	Warrants to Purchase Securities	Rule 456(b) and Rule 457(r)	(2)	(2)

	Other	Delayed Delivery Contracts	Rule 456(b) and Rule 457(r)	(2	(2)

	Other	Guarantees	Rule 456(b) and Rule 457(r)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

General Electric Company (the “Registrant”) is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, except for $2,204,000 that the Registrant is entitled to offset pursuant to Rule 457(p) under the Securities Act, representing fees paid with respect to $20,000,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-270066) filed by the Registrant on February 27, 2023 and declared effective on March 27, 2023 (the “Prior Registration Statement”). In connection with the securities offered hereby, except for the application of the fees previously paid by the Registrant, the Registrant will pay the registration fee on a pay-as-you-go basis. The Registrant withdrew the Prior Registration Statement on February 2, 2024.

(2)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other obligations.